HEALTHCARE SERVICES GROUP, INC.

                           DEFERRED COMPENSATION PLAN






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                                   ARTICLE 1.

                              STATEMENT OF PURPOSE

     Section 1.1   GENERAL PURPOSE.

                   The purpose of the Supplemental Executive Retirement Plan as set forth herein and as the same may hereafter be amended (the "Plan"), is to secure and retain the services of a select group of management or highly compensated employees (the "Key Employees") of Healthcare Services Group, Inc. and its affiliates ("HCSG"), and to provide additional retirement benefits to these Key Employees who have devoted extraordinary energies to HCSG.

     Section 1.2   INTERNAL REVENUE CODE AND ERISA;
                   GENERAL CREDITOR STATUS OF PARTICIPANTS.

                   (a)   TAX QUALIFICATION UNDER THE INTERNAL REVENUE CODE.

                         It is  intended  that the  Plan not be a  tax-qualified
plan under Section 401(a) or Section 403(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                   (b) STATUS UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974.

                         It is  intended  that  the  Plan  be  entitled  to  all
statutory and regulatory exemptions under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") applicable to plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                   (c)   CREDITOR STATUS OF PARTICIPANTS.

                         It is  intended  that  all  benefits  be paid  from the
general assets of HCSG, that benefits accrued under the Plan be unfunded for ERISA and Code purposes until paid, and that, as to unpaid accrued benefits under the Plan, each Participant is an unsecured general creditor of HCSG.

                                   ARTICLE 2.

                                   DEFINITIONS

         Section 2.1 "Account" means the entire interest of the Participant in the Plan.

         Section 2.2 "Age" means the chronological age (in years) attained by the Employee at the most recent past anniversary of the date of his or her birth.


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         Section 2.3   "Beneficiary"   means  the  person,   persons  or  entity
entitled to receive benefits by reason of the death of a Participant under the Plan.

         Section 2.4   "Board" means the Board of Directors of HCSG.

         Section 2.5 "Code" means the Internal Revenue Code of 1986, as amended, and successor statutes of similar purpose. A reference to any specific Section of the Code shall be a reference to the same or similar text if that
Section is renumbered or redesignated and a reference to one or more Sections of a successor statute addressing the same or parallel concepts.

         Section 2.6 "Committee" means the Committee appointed by the Board, consisting of three (3) or more individuals, which shall be responsible for the administration of the Plan. Members of the Committee may be Participants and may be members of the Board.

         Section 2.7 "Earnings" means an Employee's total W-2 compensation earned with respect to services rendered to or on behalf of HCSG, exclusive of income attributable to the exercise of stock options and the receipt of automobile allowances.

         Section 2.8 "Employee" means a person having a common law employer/employee relationship with HCSG or any subsidiary thereof the majority of the voting stock of which is owned directly or indirectly by HCSG. The term shall not include persons characterized by HCSG as "independent contractors," "leased employees" or "consultants," regardless of whether such persons may be characterized for income or payroll tax withholding or liability, worker's compensation payments or unemployment compensation premium calculations by the IRS or other governmental authority.

         Section 2.9 "Employment Termination Date" means the date on which the Participant last renders services to HCSG or any successor thereto as an employee, whether as a result of the Participant's death, disability, retirement or otherwise. For the purposes of this definition:

                       (a) the existence of an employer/employee relationship shall be determined at common law, and shall not include any relationship deemed an employer/employee relationship for Code purposes to the extent that relationship is not deemed an employer/employee relationship at common law; and

                       (b) the continued payment by HCSG to the Employee of compensation subsequent to cessation by the Participant of his services to HCSG in an employer/employee relationship shall not be deemed to extend or continue an employer/employee relationship.

         Section 2.10  "IRS" means the Internal Revenue Service.

         Section 2.11  "Key   Employee"   means   an   Employee   selected   for
participation in the Plan by the Committee and who is employed in any of the following executive or management capacities:


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                       (a)    Corporate   executive  and  corporate   management
personnel;

                       (b)    Divisional and Regional Managers; and

                       (c)    District Managers.

         Section 2.12 "Plan" means the Healthcare Services Group, Inc. Deferred Compensation Plan, as set forth herein, and as the same may hereafter be amended.

         Section 2.13 "Participant" means a Key Employee who is eligible to participate in the Plan. Each Participant shall be listed in a Schedule attached hereto as Exhibit "A", as shall be amended from time to time to reflect the addition or termination of Participants.

         Section 2.14  "Plan Administrator" means the Committee.

         Section 2.15 "Plan Year" means the calendar year. The initial Plan Year shall be from January 1, 2000 ("Effective Date") through December 31, 2000.

         Section 2.16 "Stock" means the voting common stock of HCSG, $0.01 par value per share.

         Section 2.17 "Trust" means the trust established by HCSG with PNC Bank, N.A., as trustee ("Trustee"), pursuant to the Trust Agreement of even date herewith (the "Trust Agreement"), for the purpose of receiving contributions from HCSG and retaining such contributions (and the proceeds thereof from investments, including the proceeds of any life insurance policies owned by the trust, if any) as a source of funds to assist HCSG in meeting its obligation to provide benefits under the Plan.

         Section 2.18 "Vesting Date" means the date specified in Section 4.2(b) that a Participant becomes fully vested in the Stock allocated to that Participant's Account pursuant to Section 4.2(a)

                                   ARTICLE 3.

                                  PARTICIPATION

         Section 3.1   Eligibility.

                       Participation in the Plan shall be strictly limited to Key Employees.

         Section 3.2   Commencement of Participation.


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                       Each Key Employee  employed by HCSG on the Effective Date
of the Plan and who elects to participate in the Plan shall become a Participant as of the Effective Date. Every other Key Employee shall become a participant on the first day of the Plan Year coincident or next following the date such individual became a Key Employee.

         Section 3.3   Cessation of Participation.

                       Each Participant shall remain a Participant until the earlier to occur of:

                       (a)    the  termination of his or her employment by HCSG;
or

                       (b)    the   date  on  which   he  or  she   receives   a
distribution of the entire balance of his or her Account, so that he or she then has no remaining balance in his or her Account.


                                   ARTICLE 4.

                             ELECTION OF DEFERRALS,
                  INVESTMENT OF DEFERRALS, PAYMENT OF BENEFITS

         Section 4.1   Election of Deferral.

                       Each year, every Participant may irrevocably elect to defer the receipt of up to 15% of his or her Earnings for any calendar year during the term of his employment with HCSG by filing a Salary Deferral Election with the Plan Administrator prior to the end of the calendar year preceding the calendar year for which the deferral election is to be effective. Such Salary Deferral Election shall be in the form attached hereto as Exhibit "B".

         Section 4.2   Employer Matching

                       (a) HCSG shall contribute and allocate to each Participant's Account, as of the last day of each Plan Year, the number of full shares of Stock obtained by dividing an amount equal to twenty-five percent (25%) of the amount of compensation deferred by the Participant for such Plan Year pursuant to the election described in Section 4.1, by the Market Price of the Stock on the last day of the Plan Year. For this purpose Market Price shall mean the Closing price of the Stock on the last day of the Plan Year or if there was no trading of the Stock on such date, the Closing price on the nearest prior business day on which trading occurred on a recognized securities exchange. To be eligible to receive an allocation of Stock pursuant to this Section 4.2(a), a Participant must be employed by HCSG on the last day of the Plan Year for which the allocation is to be made.


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                       (b)    Key Employees  eligible to participate in the Plan
as of the Effective Date shall become fully vested and have a nonforfeitable interest in the Stock allocated to their Account only if still employed by HCSG on December 31, 2002. Each other Key Employee who becomes eligible and elects to participate in the Plan shall have a fully vested nonforfeitable interest in the Stock allocated to his or her Account, if still employed by HCSG, on the last day of the Plan Year which commences on or after the third anniversary of the later of (i) the date on which such individual became a Key Employee; or (ii) the first day of the Plan Year in which a Key Employee elects to make contributions to the Plan. In the event a Participant's employment is terminated for any reason other than death, disability or retirement prior to the Participant's Vesting Date, all Stock previously allocated to such Participant's Account shall be forfeited and held by the Trustee to be allocated in subsequent years pursuant to Section 4.2(a) hereof.

         Section 4.3   Investment of Deferrals and Matching Contributions.

                       HCSG shall contribute to the Trust all amounts deferred and contributed hereunder within ten (10) business days of the date such amounts would otherwise have been paid to a Participant pursuant to HCSG's standard payroll practices. All amounts contributed to the Trust and the earnings thereon shall be held by the trustee of the Trust and invested in accordance with the terms of the Trust Agreement.

         Section 4.4   Payment of Benefits.

                       Within ninety (90) days of a Participant's Employment Termination Date, the Plan Administrator shall direct the trustee of the Trust to pay to the Participant or his or her designated Beneficiary, in a single lump sum, the entire balance of the Participant's Account, valued as of the last day of the month following the Participant's Employment Termination Date. Shares of Stock allocated to a Participant's Account shall be distributed in-kind.

         Section 4.5   Early Distribution of Benefits.

                       A  Participant   may  request  a   distribution   due  to
Unforeseeable Emergency by submitting a written request to the Plan Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Plan Administrator shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an Unforeseeable Emergency is approved, the distribution shall be limited to amounts contributed by the Participant to the Plan pursuant to Section 4.1 (and the earnings thereon) and shall be further limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Plan Administrator as soon as possible after approval of such distribution. "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an "Unforeseeable Emergency" will depend upon the facts of each case, but, in any event, payment may not be made if such hardship is or may be relieved:

                       (a) Through reimbursement or compensation by insurance or otherwise;


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                       (b)    By liquidation of the Participant's assets, to the
extent that liquidation of such assets would not itself cause severe financial hardship, or

                       (c)    By cessation of Deferrals under the Plan.

                                   ARTICLE 5.

                            BENEFICIARY DESIGNATIONS

         Section 5.1   Designation by Participant.

                       Each Participant shall have the right to designate one or more primary Beneficiaries and one or more contingent Beneficiaries to receive the amount represented by his or her Account in the event of his or her death. Beneficiary designation(s) shall be made on the form attached hereto as Exhibit "C" or on such other forms as may be prescribed by the Plan Administrator. The Participant shall have the right to revoke or change Beneficiary designations from time to time, and each such change shall constitute a revocation of all prior designations. No Beneficiary designation shall be effective unless in writing and delivered to the Plan Administrator prior to the death of the Participant. Any such Beneficiary designation shall be subordinate to any court order applicable to the Participant's interest in the Plan.

         Section 5.2   Default Provision.

                       If a Participant dies without having designated a Beneficiary, or if no such designated Beneficiary survives the Participant, any benefit payable by reason of the death of the Participant shall be payable to his or her surviving spouse, or, if there is no surviving spouse, to his or her surviving children, in equal shares. If the Participant dies with no surviving spouse or children, any benefit shall be paid to the Participant's estate.

                                   ARTICLE 6.

                               PLAN ADMINISTRATION

         Section 6.1   Authority and Delegation.

                       In general, affairs of the Plan shall be administered by the Plan Administrator subject to the supervision and review of the Board. However, the Plan Administrator has the right, but not the obligation, to delegate any of its duties and authorities hereunder to any person or persons not disabled, as a matter of law, to perform such duties or to exercise such authorities. The Plan Administrator shall provide written reports to the Board, no less frequently than annually, concerning the operation of the Plan and Trust since the date of the last report.



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         Section 6.2   Duties,   Responsibilities  and  Authority  of  the  Plan
                       Administrator.

                       The Plan Administrator shall have the following duties and the authority to take such actions as are reasonably necessary and desirable to discharge the same:

                       (a) to maintain and preserve records relating to each Participant and each Beneficiary;

                       (b) to recommend to the Board what sums, if any, should be contributed to the Plan;

                       (c) prepare and to furnish to each Participant and to others entitled to receive the same, all information and notices required under Federal law or the provisions of the Plan;

                       (d)    to prepare and file or publish and distribute,  as
required  by  law,  all  returns,  reports,  notices,   descriptions  and  other
information required under law to be so filed or published and distributed;

                       (e) to construe all provisions of the Plan, to correct any defect therein, and to supply any omissions therefrom, as more fully described in Section 6.4 of the Plan;

                       (f)    to arrange for bonding, if necessary;

                       (g) to determine eligibility for benefits and to provide procedures for the appeal of denied claims for benefits;

                       (h) to determine whether any court order is applicable to the interest of the Participant under the Plan and to take such action as is appropriate in connection with such order;

                       (i)    to   solicit,   receive,   retain   and  act  upon
Beneficiary designations and other communications received from the Participant and others;

                       (j) to promulgate such policies, procedures and rules of general and specific application as the Plan Administrator, in its discretion, deems necessary or desirable to administer the Plan and to further the purposes for which it exists, and from time to time to change such policies, procedures and rules;

                       (k) to publish forms to be used in connection with the administration of the Plan and to determine the circumstances in which the use of such forms will be required;

                       (l) to determine whether or not the consent of any person is required in connection with the exercise of any rights or privileges under the Plan and to withhold action pending the receipt of such consent where required;


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                       (m)    to delegate to qualified  persons or entities such
of its ministerial duties as it sees fits to so delegate and to rescind such delegations; provided, however, that the Plan Administrator shall remain responsible for the authorized acts of the delegatees;

                       (n) to provide the trustees of the Trust with the information required pursuant to the Trust Agreement; and

                       (o) to exercise such other powers and discharge such other duties and responsibilities as are specified in the Plan as being within the province of the Plan Administrator.

         Section 6.3   Reporting and Disclosure.

                       The Plan Administrator shall keep all individual and group records relating to each Participant, his or her Beneficiary (or Beneficiaries) and others having an interest in his or her benefits under the Plan and the Trust and all other records as may be necessary or desirable, in the judgment of the Plan Administrator, for the proper operation of the Plan. Such records shall be made available for examination and copying by the Participant and his or her Beneficiary (or Beneficiaries); provided, however, that each Participant and representative shall have the right to see or copy only those records pertaining to such person and those records and documents of general application.

         Section 6.4   Construction of the Plan.

                       The  Plan  Administrator  shall  take  such  steps as are
considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall interpret the Plan and shall determine the questions arising thereunder in the administration, interpretation and application of the Plan. The Plan Administrator shall reconcile any inconsistency under the Plan and shall supply any omissions with respect to the Plan. Subject to Section 7.3, all such corrections, reconciliations, interpretations and supplied omissions shall be final and binding on all parties.

         Section 6.5   Engagement of Assistants and Advisers.

                       HCSG shall have the right to engage the services of such persons and organizations as it, in its sole discretion, deems necessary or advisable to facilitate the operation of the Plan and the accomplishment of its purposes.

         Section 6.6   Bonding.

                       HCSG shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be required under the Plan or the Trust.


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         Section 6.7   Discretion.

                       The Plan Administrator shall have the greatest lawful degree of discretion in the administration and construction of the Plan. The manner in which the Plan is administered or construed shall not be guided by, and there shall be no precedential value ascribed to, the manner in which the Plan was administered or construed at an earlier date, nor shall the manner in which any plan, fund, program or arrangement similar to the Plan be considered precedential to the manner in which the Plan is to be administered or construed.

                                   ARTICLE 7.

                                CLAIMS AND REVIEW

         Section 7.1   Claims Procedure.

                       If the Participant or the Participant's Beneficiary (hereinafter the "Claimant") is denied all or a portion of an expected benefit under the Plan for any reason, he or she may file a claim with the Committee. The Committee shall notify the Claimant within thirty (30) days of allowance or denial of the claim. The notice of the Committee's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional information or material necessary to perfect the claim and an explanation of why such information or material is necessary; and an explanation of the review process.

         Section 7.2   Request for Review.

                       A Claimant is entitled to request a review by the Board of any denial of his or her claim by the Committee. The request for review must be submitted to the Board in writing within thirty (30) days of receipt of the notice of the denial. Absent a request for review within the thirty (30) day period, the claim will be deemed to be conclusively denied.

         Section 7.3   Review Procedure.

                       The Claimant or his or her representative shall be entitled to review all pertinent documents and to submit issues and comments in writing to the Board. The Board in their sole discretion may afford the Claimant a hearing. The Board shall render a review decision in writing within sixty (60) days after receipt of a request for a review. The Claimant shall receive written notice of the Board's review decision, which shall contain specific reasons for the decision with references to the pertinent provisions of the Plan.


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                                   ARTICLE 8.

                         PLAN AMENDMENT AND TERMINATION


         Section 8.1   Amendment.

                       The provisions of the Plan may be amended at any time and from time to time by the Board or any subcommittee thereof or any officer of HCSG to whom the Board has delegated such authority. Any such amendment shall be by written instrument, shall be communicated to the Participants, and shall not deprive the Participant of any benefit previously earned or accrued as of the date of the proposed amendment.

         Section 8.2   Plan Termination.

                       (a) HCSG reserves the right to terminate the Plan in whole or in part at any time and without notice to any person or entity. Notwithstanding the foregoing, no such termination shall deprive the Participant of any benefit earned or accrued as of the date of the proposed termination. In the event of any such termination, HCSG, at its option, may distribute the Account of all Participants as though the date of termination or partial termination of the Plan were the Participants' Employment Termination Date, and may accelerate the payment of benefits to all distributees then receiving a stream of benefits under the Plan, or, HCSG may elect to continue all such streams of benefit payments and to defer the distribution of benefits to all other potential distributees until a later date. A termination of the Plan shall be duly authorized by the Board or any subcommittee thereof or any officer of HCSG to whom the Board has delegated such authority. Upon a termination of the Plan for any reason, each Participant shall become fully vested in all of the Stock contributed and allocated to his or her Account pursuant to Section 4.2(a).

                       (b) In the event of a Change In Control (hereinafter defined), the Plan shall be terminated and the Accounts of all Participant's shall be distributed as though the date of termination were an Employment Termination Date for each Participant. A "Change In Control" shall occur if:

                              (i) (A)  any person (a "Person"),  as such term is
used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") and/or its wholly owned subsidiaries; (B) any ESOP or other employee benefit plan of HCSG and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of HCSG in substantially the same proportions as their ownership of stock of HCSG; or (D) any other Person who is as of the date of this Plan presently an executive officer of HCSG or any group of Persons of which he voluntarily is a part) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of HCSG representing 30% or more of the combined voting power of HCSG's then outstanding securities or such lesser percentage of voting power but not less than 15% as the Board of Directors of HCSG shall determine;


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                              (ii)     during any two-year  period  beginning on
the effective date of this Plan, Directors of HCSG in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with HCSG to effect a transaction within the purview of subsections (A) or (C) hereof) whose election by the Board of Directors or whose nomination for election by HCSG's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board of Directors; or

                              (iii)    HCSG's  shareholders  or HCSG's  Board of
Directors shall approve (A) any consolidation or merger of HCSG in which HCSG is not the continuing or surviving corporation or pursuant to which HCSG's Stock would be converted into cash, securities, and/or other property, other than a merger of HCSG in which holders of Stock immediately prior to the merger have the same proportionate ownership of Stock of the surviving corporation immediately after the merger as they had in the Stock immediately before (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or earning power of HCSG; or (C) the liquidation or dissolution of HCSG.

                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

         Section 9.1   Non-alienation of Benefits.

                       Except as provided in an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of the Participant or any Beneficiary shall be subject to any claim of any creditor other than HCSG, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of the Participant or any Beneficiary of the Participant other than HCSG. Neither the Participant nor any Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan or the Trust, except that the Participant may designate one or more Beneficiaries as hereinabove provided.

         Section 9.2   Terms of Employment.

                       Neither the establishment of the Plan nor any modification thereof, nor the creation of any fund, Trust or account, nor the admission of any person to participation in the Plan, nor the payment of any benefits shall be construed as giving any Employee the right to be retained in the service of HCSG; and each Employee shall remain subject to retention in the employ of HCSG and to discharge from such employ to the same extent and on the same conditions as if the Plan was never adopted.


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         Section 9.3   Severability of Provisions.

                       If any provision of the Plan is found by a court of competent jurisdiction to be unlawful or unenforceable, such provision shall be deemed null and void, and the balance of the Plan shall continue in full force and effect, as if such unlawful or unenforceable provision had not been included.

         Section 9.4   Effect on Other Parties.

                       The Plan as set forth herein, and as amended from time to time, shall be binding upon the heirs, executors, administrators, successors, assigns and other personal representatives of the Participant.

         Section 9.5   Headings and Captions.

                       The  headings  and  captions   herein  are  provided  for
reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

         Section 9.6   Gender and Number.

                       All provisions in the Plan are intended to be gender-neutral. Accordingly, except where otherwise clearly indicated by context, the masculine, feminine and neuter form of any word shall include all other gender-designating forms, the singular shall include the plural and vice-versa.

         Section 9.7   Payments to Legally Incapacitated Persons.

                       Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of effectively receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payments shall fully discharge the payor, the Plan Administrator, HCSG and all other parties with respect thereto.

         Section 9.8   Reliance on Data and Consents.

                       HCSG, the Plan Administrator and all other person or entities associated with the operation of the Plan and the provision of benefits under the Plan, may reasonably rely on the veracity, the accuracy and the completeness of all data provided by the Participant, his or her Beneficiary (or Beneficiaries), and his or her representatives, including, without limitation, data with respect to age, health and marital status. Furthermore, HCSG and the Plan Administrator with respect to the Plan may reasonably rely on all consents and designations filed under the Plan, regardless of by whom filed, without duty to inquire into the genuineness of any such consent or designation. None of the aforementioned persons or entities associated with the operation of the Plan, or the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of presentation, it being the duty of Participants, Beneficiaries and their respective representatives to advise appropriate parties of any change in such data.

         Section 9.9   Entire Agreement.

                       This instrument shall constitute the entire agreement among the parties with respect to the subject matter hereof, and shall supersede all previous understandings on the subject.

         Section 9.10  Controlling Law.

                       The Plan shall be construed and enforced according to the law of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

         This Deferred Compensation Plan is hereby approved and adopted this ____ day of ______________, 1999.

                                        HEALTHCARE SERVICES GROUP, INC.



                                        BY:_____________________________________
                                                                       President

                                   EXHIBIT "A"

                                  PARTICIPANTS

                                   EXHIBIT "B"

                             DEFERRAL ELECTION FORM

In accordance with the rights granted to me under the Healthcare Services Group, Inc. Deferred Compensation Plan, (the "Plan"), I hereby elect to defer the following specified percentage of my compensation during the 2000 calendar year:
__________. The amount deferred shall be withheld ratably from each payment of my compensation (including salary and bonus) and shall be invested and paid in accordance with the terms and conditions of the Plan.


WITNESS:



--------------------------------------      ------------------------------------
                                            Signature



                                            ------------------------------------
                                            Print Name




                                            ------------------------------------
                                            Date

                                   EXHIBIT "C"

                         HEALTHCARE SERVICES GROUP, INC.

                              DEFERRED COMPENSATION

                             BENEFICIARY DESIGNATION



Participant's Name:____________________________________________________________

Address:_______________________________________________________________________

City:__________________________ State:________________ Zip Code:_______________

Date of Birth:       /      /           Social Security:   -          -
               ------ ------ ------                      ------   ------   -----


                  PART 1 -- PRIMARY BENEFICIARY (BENEFICIARIES)


         I name the following as the Primary Beneficiary or Beneficiaries to receive any benefits payable upon my death under the Healthcare Services Group, Inc. Deferred Compensation Plan in the proportions indicated:


1.       Name: ____________________________________ Relationship_______________
         Address:______________________________________________________________
         Percentage of total benefit to paid to this person __________________%

2.       Name:_____________________________________ Relationship_______________
         Address:______________________________________________________________
         Percentage of total benefit to paid to this person ___________________%

3.       Name:_____________________________________ Relationship_______________
         Address:______________________________________________________________
         Percentage of total benefit to paid to this person ___________________%


If I have named more than one Primary Beneficiary, and if at least one, but fewer than all, of those Primary Beneficiaries survives me, I direct that the death benefit be divided among my surviving Primary Beneficiaries in the ratio established by the percentages indicated. If the percentages do not add up to 100%, the benefit payable shall be allocated by the ratio of the percentages.

                 PART 2 -- SECONDARY BENEFICIARY (BENEFICIARIES)


         If all of my Primary Beneficiaries designated in Part 1 die before I die, and if I fail prior to my death to name substitute Primary Beneficiaries, any benefit payable upon my death shall be paid to the following Secondary
Beneficiaries:

1.       Name:_____________________________________ Relationship_______________
         Address:______________________________________________________________
         Percentage of total benefit to paid to this person ___________________%

2.       Name:_____________________________________ Relationship_______________
         Address:______________________________________________________________
         Percentage of total benefit to paid to this person ___________________%

3.       Name:_____________________________________ Relationship_______________
         Address:______________________________________________________________
         Percentage of total benefit to paid to this person ___________________%

If I have named more than one Secondary Beneficiary, and if one or more of those Secondary Beneficiaries fails to survive me, I direct that the death benefit be divided among my surviving Secondary Beneficiaries in the ratio established by the percentages indicated. If the percentages do not add up to 100%, the benefit payable shall be allocated by the ratio of the percentages.

The execution of this form and delivery thereof to the Plan Administrator revokes all prior designations of beneficiaries that I have made.


Date:______________________________________________    _________________________
                                                           Signature

Witnesses:


___________________________________________________   __________________________


Received, Plan Administrator


By: ______________________________________

Date: ____________________________________